CERTIFICATE OF DESIGNATIONS,

                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                          RUFFTOWN ENTERTAINMENT, INC.

                                 ---------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

         The undersigned officers of Rufftown Entertainment, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the said Board of Directors authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and has adopted the following resolution creating a series of Five Thousand (5,000) shares of Preferred Stock designated as Series A Convertible Preferred Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a new series of Preferred Stock of the Corporation is hereby created and designated as Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

         The designation and amount and the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth below:

         1. DEFINITIONS. For purposes of this resolution, the following definitions shall apply:

                  (a) "BOARD" shall mean the Board of Directors of the Corporation.

                  (b) "COMMON STOCK" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

                  (c) "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

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                  (d) "DISTRIBUTION" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration regardless of whether such transfer is in the form of a dividend or otherwise (except a dividend in shares of Corporation's stock), but not including
Permitted Repurchases (as defined below).

                  (e) "DIVIDEND RATE" shall mean $96.00 per share, which is ten percent (10%) of the Original Issue Price (as defined below), per annum for the Series A Preferred Stock (as defined below).

                  (f) "ORIGINAL CONVERSION RATIO" shall mean one share of Voting Common Stock for every one share of Series A Preferred Stock.

                  (g) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred Stock is issued by the Corporation.

                  (h) "ORIGINAL ISSUE PRICE" shall mean $960.00 per share for the Series A Preferred Stock.

                  (i) "PERMITTED REPURCHASES" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other person performing services for the Corporation or a subsidiary of the Corporation that are subject to a stockholders agreement, restricted stock purchase agreement or stock option agreements under which the Corporation has the option to repurchase such shares:
(i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

                  (j) "Certificate of Incorporation" shall mean the original Certificate of Incorportion as amended from time to time,other than as may be amended by this Certificate of Designation.

                  (k) "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Corporation. (l) "VOTING COMMON STOCK" shall mean the class of Common Stock designated as Voting Common Stock.

         2. DIVIDEND RIGHTS.

                  (a) DIVIDEND PREFERENCE. The holders of issued and outstanding Series A Preferred Stock shall be entitled to receive, out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series A Preferred Stock, if and when such dividends are authorized by the Corporation's Board of Directors, prior and in preference to the payment of any dividend or other Distribution on the Common Stock. Such dividends shall accrue on each share of Series A Preferred Stock from the date on which such shares of Series A Preferred Stock is issued by the Corporation, and shall accrue from day-to-day until Distributions in the full preferential amount specified in SECTION 3 have been paid, whether such

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dividends are earned or declared. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series A Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend shall be paid or declared, and no Distribution shall be made, on any Common Stock; PROVIDED, HOWEVER, that this restriction shall not apply to Permitted Repurchases. All dividends shall be paid in cash.

                  (b) PARTICIPATION RIGHTS. If, after dividends in the full preferential amount specified in this SECTION 2 for the Series A Preferred Stock have been paid or declared and set apart and Distributions in the full preferential amount specified in SECTION 3 have been paid, then any additional dividends declared by the Board out of funds legally available shall be made in accordance with the Certificate of Incorporation.

                  (c) PAYMENT ON CONVERSION. If the Corporation shall have any accrued and unpaid dividends with respect to any Series A Preferred Stock, then immediately prior to, and upon a conversion of any of the Series A Preferred Stock as provided in SECTION 6, the Corporation shall, subject to the legal availability of funds and assets therefor, pay in cash the full amount of any dividends accrued and unpaid on such shares.

         3. DISTRIBUTION PREFERENCE. The holders of issued and outstanding Series A Preferred Stock shall be entitled to receive, out of any funds and assets of the Corporation legally available therefore, the aggregate of the ORIGINAL ISSUE PRICE of the Series A Preferred Stock, (($960 per share) of any Distributions authorized by the Corporation's Board of Directors, prior and in preference to the payment of any dividend or other Distribution on the Common Stock. Unless the full amount of such Distributions in one or more Distributions shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend shall be paid or declared, and no Distribution shall be made, on any Common Stock; PROVIDED, HOWEVER, that this restriction shall not apply to Permitted Repurchases. If Distributions in the full preferential amount specified in this SECTION 3 have been paid, then any additional Distributions authorized by the Board out of funds legally available therefore shall be made in accordance with the Certificate of Incorporation.

         4. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS"), shall be distributed to stockholders as set forth in this Section 4. Other than Section 4 (b) this
Section 4, shall not be applicable once the Series A Preferred Stockholders have received the full amount provided for in the first sentence of Section 4(a).

                  (a) LIQUIDATION PREFERENCES. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution), of any Available Funds and Assets or any shares of Common Stock, an amount per share equal to (i) the aggregate Original Issue Price of the Series A Preferred Stock then outstanding, minus (ii) the aggregate amount of Distributions paid to the holders of the Series A Preferred Stock pursuant to SECTION 3 prior to such

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date, plus all accrued but unpaid dividends thereon. If upon any liquidation, dissolution or winding up of the Corporation the Available Funds and Assets shall be insufficient to permit the payment to holders or the Series A Preferred Stock or their full preferential amounts described in this subsection, then all remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata in proportion to the amount of stock owned by such holder on an as converted basis.

                  (b) PRO RATA PARTICIPATION RIGHTS. Except as provided in subsection (c) below, if there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described above in this SECTION 4, then the entire remaining Available Funds and Assets, if any, shall be distributed in accordance with the Certificate of Incorporation.

                  (c) MERGER OR SALE OF ASSETS. A (i) consolidation or merger of the Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares immediately before such consolidation or merger do not immediately after such consolidation or merger retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Corporation, shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this SECTION 4. Notwithstanding anything to the contrary contained in the preceding sentence, by vote or written consent of the holders of a majority of the Series A Preferred Stock then outstanding, such holders may (y) waive the right to treat any of the foregoing events as a deemed liquidation, or (z) elect to convert such Series A Preferred Stock to Voting Common Stock pursuant to
SECTION 6 below in lieu of a deemed liquidation pursuant to this SECTION 4(C).

                  (d) NON-CASH CONSIDERATION. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, EXCEPT THAT any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                           (1) The method of valuation of securities not subject
to investment letter or other similar restrictions on free marketability shall be as follows:

                                    (i) if the securities are then traded on a
national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                                    (ii) if actively traded over-the-counter,
then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                                    (iii) if there is no active public market,
then the value shall be the fair market value thereof, as determined in good faith by the Board.

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                           (2) The method of valuation of securities subject to
investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in SECTION 4(D)(1)(I),(II) OR (III) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

         5. VOTING RIGHTS.

                  (a) NUMBER OF VOTES. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Voting Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of SECTION 6 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

                  (b) GENERAL. Subject to the foregoing provisions of this
SECTION 5, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Voting Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Voting Common Stock, with respect to any question upon which holders of Voting Common Stock have the right to vote, except as may otherwise be provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Preferred Stock and the holders of Voting Common Stock shall vote together and not as separate classes.

                  (c) BOARD OF DIRECTORS; MEETINGS.

                           (1) BOARD SIZE. As of the Original Issue Date, the
authorized number of directors of the Corporation's Board shall be one (1). The Corporation shall not alter the authorized number of directors in its Certificate of Incorporation, Bylaws or otherwise, without first obtaining the written consent or the affirmative vote at a meeting of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, consenting or voting (as the case may be) separately as a class.

                           (2) SPECIAL MEETINGS. Notwithstanding anything to the
contrary contained in the Bylaws of the Corporation: (i) holders of 25% or more of the Series A Preferred Stock, shall be entitled to call a special meeting of the Board of Directors or stockholders of the Corporation on such notice as is required by the Bylaws of the Corporation for special meetings.

                           (3) QUARTERLY MEETING. The Board of Directors shall
be required to meet at least once each calendar quarter at a location and time that is convenient to all Directors.

                  (d) SPECIAL VOTING RIGHTS. So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series:

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                           (1) amend its Certificate of Incorporation in any
manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock;

                           (2) reclassify any outstanding shares of securities
of the Corporation into shares having rights, preferences or privileges senior or on a parity with the Series A Preferred Stock;

                           (3) authorize or issue any additional capital stock;

                           (4) merge or consolidate with or into any
corporation;

                           (5) sell all or substantially all of the
Corporation's assets in a single transaction or series of related transactions;

                           (6) liquidate or dissolve; or

                           (7) amend the Corporation's Bylaws to alter any
rights of the holders of the Series A Preferred Stock.

         6. CONVERSION. The outstanding shares of Series A Preferred Stock shall be convertible into shares of Voting Common Stock as follows:

                  (a) MANDATORY CONVERSION BY THE CORPORATION. After the date on which the holders of the Series A Preferred Stock have received Distributions equal to the Original Purchase Price and payment of all accrued but unpaid dividends, each share of Series A Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Voting Common Stock PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless (i) the certificates evidencing ownership of such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, (ii) the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates or
(iii) if the shares of Series A Preferred Stock are not certificated, the Corporation or its transfer agent cancels ownership of such shares of Series A Preferred Stock on the Company's books and records. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred.

                  (b) OPTIONAL CONVERSION BY THE HOLDERS.

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                           (1) At any time after the Original Issue Date, at the
option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for conversion of such shares pursuant to
SECTION 6(A), into fully paid and nonassessable shares of Voting Common Stock as provided herein.

                           (2) Each holder of Series A Preferred Stock who
elects to convert the same into shares of Voting Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date.

                  (c) CONVERSION RATIO. Each share of Series A Preferred Stock shall be convertible in accordance with SECTION 6(A) or SECTION 6(B) above into that number of shares of Voting Common Stock determined by multiplying the number of shares of Series A Preferred Stock being converted by the Conversion Ratio then in effect (the "CONVERSION RATIO"), which shall be the Original Conversion Ratio, as adjusted from time to time as provided below.

                  (d) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Ratio of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Ratio of the Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and
(ii) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Ratio for the Series A Preferred Stock. The Conversion Ratio for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "COMMON STOCK EVENT" shall mean (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event, provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Voting Common Stock receivable upon conversion thereof, the amount

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of securities of the Corporation which they would have received had their Series
A Preferred Stock been converted into Voting Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this SECTION 6 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

                  (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Voting Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (OTHER THAN by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this SECTION 6), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (g) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Ratio for the Series A Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer or other executive officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

                  (h) FRACTIONAL SHARES. No fractional shares of Voting Common Stock shall be issued upon any conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

                  (i) NOTICES. Any notice required by the provisions of this
SECTION 6 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (j) NO IMPAIRMENT. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

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                  (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

         7. ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Certificate there is a reference to a specific number of shares of Common Stock or Series A Preferred Stock of the Corporation of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Certificate shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.

         8. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed in its name and on its behalf on this day of October 2007 by a duly authorized officer of the Corporation.



                          RUFFTOWN ENTERTAINMENT, INC.



                          By:  _____________________________________
                                 Name:      Christopher Schwartz
                                 Title:     President